UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 14, 2010

CRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

200 Clarendon Street, Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 425-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Form 8-K/A amends the Form 8-K filed by us on March 18, 2010 (the “Original 8-K”).  This Form 8-K/A is being filed to amend the Original 8-K to update the disclosures made in Item 2.05 therein.

Item 2.05                                            Costs Associated with Exit or Disposal Activities.

On March 18, 2010, we filed the Original 8-K announcing that our management committed to a plan to close our Houston, Texas office, restructure selected practice areas, and better align staffing levels with our revenue.  These actions were designed to reduce costs and improve our profitability and competitive position.  At the time of filing of the Original 8-K, we had not completed our assessment of all of the costs of such actions, nor had we determined the associated cash expenditures from such actions.

We have completed these actions and they resulted in second quarter of fiscal 2010 pre-tax restructuring costs of approximately $5.4 million, consisting of approximately $4.4 million of employee separation and other compensation costs and approximately $1.0 million of costs for office space reductions.  These restructuring costs were offset during the second quarter of fiscal 2010 by approximately $0.4 million related to the reversal of previously recorded restructuring costs.  These items combined resulted in a pre-tax charge of $5.0 million, which was recorded in the second quarter of fiscal 2010.  We expect that the actions taken in the second quarter will result in estimated annualized savings of $9.3 million.

Of the total pre-tax restructuring costs of $5.4 million related to the second quarter of fiscal 2010 actions, we expect that $5.0 million will result in cash expenditures by us.

Statements in this Item 2.05 concerning the future business, operating results, and financial condition of CRA International, Inc. (the “Company”), including the anticipated costs and cost savings associated with the described actions,  and statements using the terms “anticipates,” “believes,” “expects,” “should,” or similar expressions, are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based upon management’s current expectations and are subject to a number of factors and uncertainties.  Information contained in these forward-looking statements is inherently uncertain and actual performance and results may differ materially due to many important factors.  Such factors that could cause actual results to differ materially from any forward-looking statements made by the Company include, among others, the Company’s restructuring costs and attributable annual cost savings, changes in the Company’s effective tax rate, share dilution from the Company’s convertible debt offering and stock-based compensation, dependence on key personnel, attracting and retaining qualified consultants, dependence on outside experts, utilization rates, factors related to its acquisitions, including integration of personnel, clients, offices, and unanticipated expenses and liabilities, the risk of impairment write downs to the Company’s intangible assets, including goodwill, if the Company’s enterprise value declines below certain levels, risks associated with acquisitions it may make in the future, risks inherent in international operations, the performance of NeuCo, changes in accounting standards, rules and regulations, changes in the law that affect its practice areas, management of new offices, the potential loss of clients, the ability of customers to terminate the Company’s engagements on short notice, dependence on the growth of the Company’s business consulting practice, the unpredictable nature of litigation-related projects, the ability of the Company to integrate successfully new consultants into its practice, general economic conditions, intense competition, risks inherent in litigation, and professional liability.  Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s filings with the Securities and Exchange Commission.  The Company cannot guarantee any future results, levels of activity, performance or achievement.  The Company undertakes no obligation to update any of its forward-looking statements after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRA INTERNATIONAL, INC.

Dated: June 10, 2010	By:	/s/ Wayne D. Mackie
Wayne D. Mackie
Executive Vice President, Treasurer, and Chief Financial Officer